Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces First Quarter 2015 Operating Results

Adjusted Net Income of $17.4 Million, or $0.19 per Fully Diluted Share for the First Quarter1

Adjusted EBITDA of $28.4 Million for the First Quarter;
Retail Adjusted EBITDA of $35.7 Million, up 38.5% from the Prior Quarter

Assets Under Administration (“AUA”) of $240.3 Billion; up 15.4% from the Year-Ago Quarter2

9,539 Total Advisors at the End of First Quarter;

96.9% Annualized Advisor Retention3; Robust Advisor Recruiting Pipeline

345 Advisors Recruited in the First Quarter excluding VSR and Girard, Representing $38.1 Million in Gross GDC;
$23.5 Million Increase in Net GDC for the Quarter

$1.1 Billion Wholesale Distribution Equity Sales for the First Quarter; $457 Million Equity Sales for April;
$1.54 Billion in Equity Sales Year-to-Date Representing Continuing Growth in Capital Raise

Investment Banking and Capital Markets Revenues of $18.8 Million for the First Quarter;
Pipeline Remains Solid with 3 Liquidity Events and 3 Fund Closings Underway

Re-Affirms 2015 Adjusted EBITDA Guidance of $244 Million - $268 Million, Excluding Wholesale Distribution Segment;

Re-Affirms 2015 Adjusted Net Income per Fully Diluted Share of $1.43 - $1.59;
Continue to Expect Wholesale Adjusted EBITDA to be Positive for Full Year 2015

NEW YORK, May 7, 2015 -- RCS Capital Corporation (“RCS Capital” or the “Company”) (NYSE: RCAP) announced today operating results for the three months ended March 31, 2015. Operating highlights are provided below. All per share results are expressed on a fully diluted basis.

“We delivered steady improvements in our business as reflected in our key performance indicators across the platform during the first quarter,” said Michael Weil, Chief Executive Officer of RCS Capital. “Focused operational execution, prudent investments in growth initiatives and our continuing commitment to innovation, have positioned the Company to capitalize on the many long-term opportunities we see in the industry. We look forward to the meaningful growth in coming quarters as we continue to operate the business at a high level.”

Mr. Weil continued, “As expected, our retail division made deliberate progress on all fronts as we continue to build what we believe is the preeminent independent financial advisory platform in the industry. Cetera Financial Group is generating solid results including the recruitment of top advisors, retention rates that remain among the highest in the industry, and incremental earnings growth. In addition, we are continuing to recognize previously identified synergies that have meaningful impacts on operating results. Our wholesale division raised $1.1 billion in total equity for the first quarter and $457 million in April, bringing our year-to-date sales to $1.54 billion. We currently have a record 1,880 selling agreements in place with an average 5.5 selling agreements per selling group member, up from 4.8 per firm in the prior quarter. We believe that increased equity sales in conjunction with focused restructuring and expense reduction are all part of our path to profitability for the wholesale business. Our Investment Banking and Capital Markets group continued to execute on current engagements and construct a forward pipeline of advisory engagements through announced and pending liquidity events. We also made progress in our syndication business, where we acted as underwriter or selling group member in fourteen new issue offerings during the first quarter. Finally, our Investment Management business continues to penetrate the independent broker-dealer space and build out its wirehouse channels.

________________________

1 2015 results include impact of VSR Group Inc. and Girard Securities acquisitions which closed on March 11, 2015 and March 18, 2015, respectively

2 1Q 2014 comparisons are on a pro forma basis

3 Based on trailing 12 month regrettable gross dealer concession

1

Commenting on the Department of Labor’s recently proposed rule regarding fiduciary duties owed by financial advisors who provide retirement advice, Mr. Weil concluded, “We have always sought to further the best interests of all investors and to maintain best practices. As a business with an interest in both product distribution and retail advice, we think it important for our voice to be heard in Washington. Having led the direct participation program industry toward significantly enhanced levels of transparency, accountability and liquidity, we see and understand the need for retirement savers across the age and demographic spectrum to gain exposure to assets that are uncorrelated with broader financial markets. In our opinion, we need to work with the Department of Labor to adopt a rule that allows retail investors and their financial advisors access to all of the investment products and tools to reach their financial goals. We look forward to working with the Department of Labor and others in the industry during the comment period and throughout the entire process.”

Highlights for the First Quarter 2015:

Revenue4: $602.2 million for the first quarter, down 11.0% over the year-ago quarter primarily due to lower equity capital raised in the Wholesale division

Adjusted Net Income: $17.4 million for the first quarter, or $0.19 per fully diluted share

Net Income/(Loss) (GAAP): ($15.4) million for the first quarter, or ($0.47) per fully diluted share

Adjusted EBITDA: $28.4 million for the first quarter, or $38.6 million excluding the Wholesale division

Retail Advice Assets Under Administration: Up 15.4% from the year-ago quarter to $240.3 billion

Retail Advice Assets Under Management: Up 31.7% from the year-ago quarter to $46.5 billion

Advisors: 9,539 independent retail financial advisors as of March 31, 2015 servicing approximately 2.5 million clients

Advisor Retention: 96.9% advisor retention for the first quarter based on trailing 12-month GDC

Advisor Recruitment: 823 total financial advisors added in the first quarter, inclusive of advisors from VSR and Girard acquisitions; 345 financial advisors recruited in the first quarter representing $38.1 million in trailing 12-month GDC; GDC from advisors recruited in the first quarter 160% higher than GDC of advisors who left the platform; $23.5 million in net recruited GDC in the first quarter compared to $20.9 million in the fourth quarter 2014

Net Debt: Net secured debt increased by $15.8 million during the quarter as a result of net new borrowings under the secured revolver; the Company remains compliant under its debt covenants as of March 31, 2015

Cash5: $189.3 million of cash and equivalents at the end of the first quarter, inclusive of regulatory capital

Re-Affirm 2015 Guidance:

Adjusted EBITDA of approximately $244 million - $268 million, which excludes the impact of the Wholesale division and reflects Retail Advice Adjusted EBITDA of $190 million - $210 million, which excludes $10 million of annualized corporate overhead expenses. Guidance does not take into consideration the meaningful potential impact associated with rising interest rates on cash sweep programs

Adjusted Net Income of approximately $137 million - $153 million on a fully diluted basis (excluding impact of the Wholesale division)

Adjusted Net Income per share of $1.43 - $1.59 (which excludes the impact of the Wholesale division) based on approximately 96 million fully diluted shares outstanding, reflecting shares issued and issuable in connection with recent acquisitions, including the completed VSR and Girard transactions

________________________________

4 Excludes $23.4 million non-cash revenue for the first quarter 2015, recognized from fair market value accounting of embedded derivatives in securities issued in connection with the Cetera financing

5 Includes restricted cash, segregated under federal and other regulations and cash equivalents

2

	Three Months Ended
			ProForma
	March 31, 2015		March 31, 2014		% Change
Revenue ($ million) (a)	$625.6		$676.5		-8%
AUA ($ billion)	$240.3		$208.3		15%
Number of Advisors	9,539		9,165		4%
Equity Sales ($ billion)(b)	$1.1		$2.4		-54%

Net Loss	-	$13.5	-	$7.4	-82%
Net Loss per diluted share	-	$0.14	-	$0.09	60%

Adjusted Net Income ($ million)	$17.4		$38.0		-54%
Adjusted Net Income per diluted share	$0.19		$0.44		-58%

Adjusted EBITDA ($ million)	$28.4		$64.2		-56%
Adjusted EBITDA per diluted share	$0.30		$0.74		-59%

Fully Diluted Shares Outstanding (million)	93.7		87.1		8%

	Three Months Ended
		ProForma
	March 31, 2015	March 31, 2014	% Change
Retail Advice
AUA ($ billion)	$240.3	$208.3	15%
AUM ($ billion)	$46.5	$35.3	32%
Net New Advisory Assets ($ million)	$724.0	$1,152.0	-37%
Revenue ($ million)	$503.6	$464.3	8%
Number of Advisors	9,539	9,165	4%
Adjusted EBITDA	$35.7	$23.8	50%

Wholesale Distribution
Equity Sales ($ billion) (b)	$1.1	$2.4	-54%
Revenue ($ million)	$89.1	$177.9	-50%
Adjusted EBITDA	($10.3)	$0.2	-6276%

Investment Banking and Capital Markets
Revenue ($ million)	$18.8	$48.5	-61%
Adjusted EBITDA	$5.8	$38.0	-85%

Investment Management
AUM ($ billion)	$2.2	$2.7	-18%
Revenue ($ million)	$13.4	$14.0	-5%
Adjusted EBITDA	$1.4	$2.6	-46%

(a) Includes $23.4 million non-cash revenue for the first quarter 2015 recognized from fair market value accounting of embedded derivatives

(b) Includes Strategic Capital, Hatteras, and ARC Income Funds distributed through Realty Capital Securities

Note: Pro forma reflects results as if all acquisitions consummated in 2014

3

Retail Advice

•	9,539 independent financial advisors currently servicing approximately 2.5 million clients nationwide
•	$240.3 billion Assets Under Administration, up 15.4% from the year-ago quarter
•	$46.5 billion Assets Under Management, up 31.7% from the year-ago quarter
•	96.9% annualized advisor retention for the first quarter[3]
•	823 total financial advisors added in the first quarter, inclusive of advisors from VSR and Girard acquisitions
•	345 financial advisors recruited representing $38.1 million in trailing 12-month gross GDC
•	Net GDC recruited was $23.5 million for the first quarter compared to $20.9 in the prior quarter[3]
•	GDC from advisors recruited in the first quarter 160% higher than GDC of advisors who left the platform[3]
•	60.5% recurring revenue; 31.2% fee-based revenue
•	Closed previously announced acquisitions of VSR Group and Girard Securities, adding $21.0 billion AUA to Cetera Financial Group’s eleven member network of independent broker-dealers

Retail Advice revenue for the first quarter was $503.6 million, up 8.5% compared to the year-ago quarter driven primarily by higher commissions income, including trails, and higher advisory, asset-based and transaction and other fees.

Adjusted EBITDA for the first quarter was $35.7 million, up 49.8% from the year-ago quarter and 38.5% from the prior quarter.

Advisory Fee and Services revenue, which includes both client advisory fees and administrative fees, was $144.7 million for the first quarter, up 7.5% from the year-ago quarter.

Commission-Based revenue, which includes transactional commissions and “trails,” was $295.2 million for the first quarter, up 4.0% from the year-ago quarter.

Asset-Based Fee revenue, which includes strategic partner, cash sweep, and mutual fund networking fees, was $12.5 million for the first quarter, up 52.1% from the year-ago quarter.

Transaction-Based and Other revenue, which includes ticket and other trading charges, advisor fees, other account fees (e.g., IRA fees) and other revenue, was $51.2 million for the first quarter, up 35.9% from the year-ago quarter.

RCS Capital’s average cash sweep balance for the first quarter was $8.2 billion, compared to $7.6 billion for the prior quarter.

“We are very pleased with the performance of the retail business in the first quarter,” said Lawrence “Larry” Roth, Chief Executive Officer of Cetera Financial Group. “We remain committed to leveraging our industry-leading scale and resources into the people, platforms and tools that financial advisors want and need to grow their businesses. This commitment is evidenced by the key technology initiatives we rolled-out during the quarter including Pentameter - a technology-enabled practice management system and integrated business consulting process tool that provides advisors with an innovative, centralized reporting dashboard enabling them to effectively assess the strengths and weaknesses of their practices, set goals and develop business plans. Finally, we were happy to have closed the acquisitions of VSR Group and Girard Securities, adding 478 talented advisors and $21.0 billion of assets under administration to the Cetera Financial Group family.”

4

Wholesale Distribution

•	$1.1 billion of Equity Capital raised for the first quarter[6]; $972 million in non-traded direct investment sales;
$106 million in liquid alternatives sales, including Hatteras Funds and other income funds

•	$457 million Equity Capital raised for April 2015 compared to $476 million for March 2015[6]

•	$1.54 billion Equity Capital raised year-to-date as of the end of April 2015[6]

•	Added 288 selling agreements in the first quarter to record 1,880 total active selling agreements
•	Added 8 new firms to our over 250 broker dealers and 125 RIA’s
•	Average of 5.5 selling agreements per selling group firm, up from 4.8 in the prior quarter
•	30 direct investment programs and registered investment companies currently in distribution, offering approximately $39 billion in equity
•	13 programs sponsored or co-sponsored by affiliates of RCS Capital are currently in distribution with affiliated programs representing approximately 61% of total registered equity
•	21.8% in the first quarter 2015 market share among managing broker-dealers[7]

Wholesale Distribution revenue for the first quarter was $89.1 million on $972 million in total direct investment sales compared to $177.9 million on $1.98 billion in total direct investment sales for the year-ago quarter.

Consistent with lower year-over-year equity sales, Adjusted EBITDA for the first quarter was ($10.3) million, which includes certain promotional selling concessions. Excluding these and other costs that are not expected to be incurred going forward, Adjusted EBITDA would have been ($7.8) million for the first quarter.

“We are encouraged by our equity capital raise results for the first quarter, as well as the progress we’ve made on other initiatives as we position the business for profitability,” said Bill Dwyer, Chief Executive Officer of Realty Capital Securities. “In April, we again saw solid demand with total April sales coming in at $457 million through 30 direct investment programs and registered investment companies with continued strong sales of alternatives and non-traded REITs. April was a good start to the quarter and the performance over the past five months demonstrates our ability to capitalize on the positive trends across the alternative investment industry. We believe the remainder of the year presents a compelling opportunity with three announced and anticipated program liquidity events on the RCS platform and a number of programs set to close during the second quarter. These events, coupled with over $50 billion of closed funds expected to monetize in the industry over the next 36 months, present tremendous opportunities for our business. In addition to improvements in equity sales, we will continue to further reduce and refine our overall cost structure throughout the entire business where appropriate.”

Investment Banking and Capital Markets

Investment Banking and Capital Markets revenues were $18.8 million for the first quarter compared to $48.5 million for the year-ago quarter. Adjusted EBITDA for the first quarter was $5.8 million, representing an improvement of $1.9 million over the fourth quarter.

Performance within the Investment Banking and Capital Markets segment was as follows:

•	Investment Banking revenue was $6.1 million for the first quarter
•	Transaction Management revenue was $7.0 million for the first quarter
•	Transfer Agent revenue was $4.4 million for the first quarter

“Equity markets continued to demonstrate strong momentum during the quarter, bolstered by a high level of M&A deal flow, providing a solid platform for the continued growth in our capital markets activities,” said Brian Jones, RCS Capital’s Chief Financial Officer. “First quarter revenues were supported by the successful completion of the American Realty Capital Healthcare Trust, Inc. acquisition, and we stand well positioned to benefit from three anticipated liquidity events in our pipeline targeted for the second and third quarters, in addition to a number of additional expected program closings that provide future pipeline opportunities. We continue to expand and diversify our investment banking model revenue as we grow our unaffiliated syndicate and private placement business. We participated as underwriter or selling group member in fourteen new issue offerings during the first quarter and see the opportunity to serve issuers as well as our retail financial advisors and their clients with higher transaction volume in future quarters.”

 _________________________

6 Includes Strategic Capital, Hatteras, and ARC Income Funds distributed through Realty Capital Securities

7 According to Robert A. Stanger & Co. – March 2015 Market Pulse

5

Investment Management

•	Investment platform provides eleven open-end mutual funds and three closed-end funds as of the end of the first quarter
•	Hatteras Funds Assets Under Management was $2.2 billion as of March 31, 2015, compared to $2.5 billion as of December 31, 2014

Investment Management Revenue and Adjusted EBITDA were $13.4 million and $1.4 million, respectively for the first quarter, compared to $14.0 million and $2.6 million for the year ago period.

Conference Call Details

RCS Capital will host an earnings conference call reviewing these results and its operations beginning at 11:00 a.m. E.T. today. The participant for the call will include Mr. Weil, Chief Executive Officer of RCS Capital, Mr. Jones, Chief Financial Officer of RCS Capital, Mr. Roth, Chief Executive Officer of Cetera Financial Group, Mr. Dwyer, Chief Executive Officer of Realty Capital Securities, John H. Grady, Chief Strategy and Risk Officer of RCS Capital, and Andrew G. Backman, Managing Director, Investor Relations and Public Relations for RCS Capital.

Live Call

Dial In (Toll Free): 1-888-317-6003

International Dial In (Toll Free): 1-412-317-6061

Canada Dial In (Toll Free): 1-866-284-3684

Participant Elite Entry Number: 1524888

Conference Replay*

US Dial In (Toll Free): 1-877-344-7529

International Dial In (Toll Free): 1-412-317-0088

Canada Dial In (Toll Free): 1-855-669-9658

Conference Number: 10064236

*Available one hour after the end of the conference call through August 5, 2015 at 9:00 a.m. E.T.

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCS Capital's business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Financial and Operating Highlights

First quarter 2015 results shown below are on an actual basis. In addition, RCS Capital reports certain non-GAAP financial metrics, including pro forma Adjusted EBITDA and Adjusted Net Income. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section and the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures.” RCS Capital uses a 40% tax rate to estimate the tax impact in its earnings. RCS Capital believes Adjusted Net Income remains a useful indicator of its performance. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our results of operations.

6

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. The statements in this press release also include statements regarding the projections of RCS Capital that were based on estimates. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results. The projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. The estimates also reflect assumptions as to certain business decisions that are subject to change. This press release also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these projections. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. Actual results may differ materially from those contemplated by such forward-looking statements and projections due to certain factors, including RCS Capital’s ability to integrate pending acquisitions and businesses acquired in recent acquisitions into RCS Capital’s existing businesses. Additional factors that may affect future results are contained in RCS Capital’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K filed with the SEC on April 2, 2015, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements, estimates or projections speak only as of the date they are made, and RCS Capital undertakes no obligation to update or revise forward-looking statements or estimates to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts
Jonathan Keehner Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher	Brian D. Jones, CFO RCS Capital Corporation bjones@rcscapital.com
jkeehner@joelefrank.com	(646) 937-6903
msiddig@joelefrank.com
(212) 355-4449

Andrew G. Backman, Managing Director
Investor Relations / Public Relations
RCS Capital Corporation
abackman@rcscapital.com
(917) 475-2135

7

RCS Capital Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Revenues:
Retail commissions	$278,068	$47,889
Selling commissions	57,776	92,577
Dealer manager fees	26,920	44,510
Investment banking fees	5,414	31,732
Advisory and asset-based fees	157,265	31,711
Transfer agency revenue	4,266	3,386
Services revenue	9,635	8,181
Reimbursable expenses	489	6,063
Investment fee revenue	12,166	-
Transaction fees	47,987	6,581
Other revenue	25,598	738
Total revenues	625,584	273,368

Expenses:
Retail commissions and advisory	385,877	68,470
Wholesale commissions	40,827	87,153
Wholesale reallowance	6,669	12,850
Investment fee expense	6,886	-
Internal commissions, payroll and benefits	82,276	43,359
Conferences and seminars	8,870	6,996
Travel	4,043	2,492
Marketing and advertising	4,166	3,074
Professional fees	12,083	4,600
Data processing	10,446	3,777
Quarterly fee	-	1,782
Acquisition-related costs	2,456	6,717
Interest expense	18,442	231
Occupancy	7,744	3,039
Depreciation and amortization	29,350	2,017
Clearing and exchange fees	10,178	1,988
Outperformance bonus	-	7,150
Other expenses	17,691	2,621
Total expenses	648,004	258,316
Income (loss) before taxes	(22,420)	15,052
Provision (benefit) for (from) income taxes	(7,039)	2,903
Net (loss) income	(15,381)	12,149
Less: net income (loss) attributable to non-controlling interests	(1,226)	8,864
Less: preferred dividends	6,601	-
Net (loss) income attributable to Class A common stockholders	$(20,756)	$3,285

Per Share Data
Net (loss) income per share attributable to Class A common stockholders
Basic	$(0.29)	$0.11
Diluted	$(0.47)	$0.11

Weighted-average basic shares	71,129,912	26,831,762
Weighted-average diluted shares	85,554,546	28,156,762
Cash dividend declared per common share	$-	$0.18

8

RCS Capital Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP ("Adjusted") Measures

(unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended
	March 31, 2015	March 31, 2014

Net (loss) income attributable to RCS Capital Corporation (GAAP)	$(15,381)	$12,149
Add back: Interest expense	18,442	231
Add back: Provision (benefit) for income taxes	(7,039)	2,903
Add back: Depreciation and amortization expense	29,350	2,017
EBITDA (Non-GAAP)	$25,372	$17,300
Add back: Non-cash equity compensation	4,847	4,026
Add back: Acquisition related expenses	7,259	6,963
Add back: Capitalized advisor compensation	3,323	590
Add back: Change in contingent and deferred consideration	3,656	7
Add back: Change in the fair value of embedded derivative contracts	(23,427)	-
Add back: Other	7,338	9,081
Adjusted EBITDA (Non-GAAP)	$28,368	$37,967

Net (loss) income attributable to RCS Capital Corporation (GAAP)	$(15,381)	$12,149
After-tax EBITDA adjustments:
Add back: Non-cash equity compensation	3,325	3,249
Add back: Acquisition related expenses	4,980	5,620
Add back: Capitalized advisor compensation	2,280	476
Add back: Change in contingent and deferred consideration	2,508	6
Add back: Change in the fair value of embedded derivative contracts	(16,071)	-
Add back: Other	5,033	7,329
Total EBITDA Adjustments	2,055	16,680
Amortization of intangible assets	27,204	1,767
Adjusted net income (Non-GAAP)	$13,878	$30,596

Average shares outstanding
Class A common stock	71,130	13,765
Class B common stock	-	24,000
Adjusted Shares (GAAP)	71,130	37,765

Net Income (loss) per share (GAAP)	$(0.29)	$0.11

EBITDA per adjusted share (Non-GAAP)	$0.36	$0.46

Adjusted EBITDA per adjusted share (Non-GAAP)	$0.40	$1.01

Adjusted net income per adjusted share (Non-GAAP)	$0.20	$0.81

9

RCS Capital Corporation and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations

(unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2015	2014
Revenues
Retail commissions	$278,068	$268,168
Selling commissions	57,776	118,026
Dealer manager fees	26,920	45,629
Investment banking fees	5,414	31,732
Advisory and asset-based fees	157,265	134,867
Transfer agency revenue	4,266	3,386
Services revenue	9,635	8,629
Reimbursable expenses	489	6,082
Investment fee revenue	12,166	12,707
Other	73,585	47,261
Total revenues	625,584	676,487

Expenses
Retail commissions and advisory	385,877	366,175
Wholesale commissions	40,827	90,155
Wholesale reallowance	6,669	18,380
Investment fee expense	6,886	7,175
Internal commissions, payroll and benefits	82,276	84,952
Conferences and seminars	8,870	6,018
Travel	4,043	2,883
Marketing and advertising	4,166	7,028
Professional fees	12,083	9,145
Data processing	10,446	9,038
Quarterly fee	-	-
Acquisition-related costs	2,456	11,493
Interest expense	18,442	18,639
Occupancy	7,744	6,353
Depreciation and amortization	29,350	28,031
Clearing and exchange fees	10,178	-
Outperformance bonus	-	6,860
Other	17,691	16,539
Total expenses	648,004	688,864
Loss before taxes	(22,420)	(12,377)
Benefit from income taxes	(8,968)	(4,951)
Net loss	$(13,452)	$(7,426)

10

RCS Capital Corporation and Subsidiaries

Reconciliation of Pro Forma GAAP to Non-GAAP ("Adjusted") Measures

(unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended
	March 31, 2015	March 31, 2014

Net loss attributable to RCS Capital Corporation (Non-GAAP)	$(13,452)	$(7,426)
Add back: Interest	18,442	18,639
Add back: Provision (benefit) for income taxes	(8,968)	(4,951)
Add back: Depreciation and amortization expense	29,350	27,425
EBITDA (Non-GAAP)	$25,372	$33,687
Add back: Non-cash equity compensation	4,847	6,539
Add back: Acquisition and integration related expenses	7,259	11,421
Add back: Capitalized advisor compensation	3,323	3,921
Add back: Change in contingent and deferred consideration	3,656	-
Add back: Change in the fair value of embedded derivative contracts	(23,427)	-
Add back: Other	7,338	8,594
Adjusted EBITDA (Non-GAAP)	$28,368	$64,162

Net loss attributable to RCS Capital Corporation (Non-GAAP)	$(13,452)	$(7,426)
After-tax EBITDA adjustments:
Add back: Non-cash equity compensation	2,908	3,923
Add back: Acquisition and integration related expenses	4,356	6,853
Add back: Capitalized advisor compensation	1,994	2,353
Add back: Change in contingent and deferred consideration	2,194	-
Add back: Change in the fair value of embedded derivative contracts	(14,056)	-
Add back: Other	6,214	7,202
Total EBITDA Adjustments	3,610	20,331
Amortization of intangible assets	27,203	25,110
Adjusted net income (Non-GAAP)	$17,361	$38,015

Adjusted fully diluted shares (Non-GAAP)	93,693	87,102

Net loss per share (Non-GAAP)	$(0.14)	$(0.09)

EBITDA per adjusted share (Non-GAAP)	$0.27	$0.39

Adjusted EBITDA per adjusted share (Non-GAAP)	$0.30	$0.74

Adjusted net income per adjusted share (Non-GAAP)	$0.19	$0.44

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RCS Capital Corporation and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except shares and par value amounts)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$170,232	$199,435
Cash and securities segregated under federal and other regulations	19,051	19,030
Available-for-sale securities	2,791	11,473
Trading securities	14,085	10,242
Accounts receivable	188,879	172,889
Prepaid expenses and other assets	89,250	85,674
Property and equipment (net of accumulated depreciation)	26,892	24,746
Deferred compensation plan investments	85,551	83,456
Notes receivable (net of allowance)	72,760	68,989
Deferred financing fees	26,283	27,808
Intangible assets (net of accumulated amortization)	1,250,155	1,243,525
Goodwill	577,742	519,361
Total assets	$2,523,671	$2,466,628

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Payable to customers	$22,199	$13,832
Commissions payable	115,345	102,056
Accrued expenses and accounts payable	88,002	96,377
Derivative contracts	64,361	81,032
Other liabilities	47,142	37,036
Deferred compensation plan accrued liabilities	86,619	84,963
Net deferred tax liability	269,259	266,202
Contingent and deferred consideration	159,681	145,430
Long-term debt	814,987	804,411
Total liabilities	1,667,595	1,631,339

MEZZANINE EQUITY
11% Series B Preferred Stock $0.001 par value, 100,000,000 shares authorized, 5,800,000 issued and outstanding as of March 31, 2015, and December 31, 2014	147,849	146,700
7% Series C Convertible Preferred Stock $0.001 par value, 100,000,000 shares authorized, 4,400,000 issued and outstanding as of March 31, 2015, and December 31, 2014	111,912	111,288

STOCKHOLDERS' EQUITY
Class A common stock, $0.001 par value, 100,000,000 shares authorized, 77,159,269 issued and outstanding as of March 31, 2015, and 100,000,000 shares authorized, 70,571,540 issued and outstanding as of December 31, 2014	77	71
Class B common stock, $0.001 par value, 100,000,000 shares authorized, 1 issued and outstanding as of March 31, 2015, and December 31, 2014	-	-
Additional paid-in capital	757,250	723,113
Accumulated other comprehensive income (loss)	132	(120)
Retained deficit	(193,959)	(179,804)
Total stockholders' equity	563,500	543,260
Non-controlling interest	32,815	34,041
Total liabilities, mezzanine equity and equity	$2,523,671	$2,466,628

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We use earnings before interest, taxes, depreciation and amortization, or EBITDA, pro forma Adjusted EBITDA and Pro forma Adjusted Net Income, which are non-GAAP measures, as supplemental measures of our performance that are not required by, or presented in accordance with GAAP. None of the non-GAAP measures should be considered as an alternative to any other performance measure derived in accordance with GAAP. We use EBITDA, pro forma Adjusted EBITDA and Pro Forma Adjusted Net Income as an integral part of our report and planning processes and as one of the primary measures to, among other things:

•	Our ability to integrate the acquired businesses into our existing businesses;

•	Monitor and evaluate the performance of our business operations;

•	Facilitate management’s internal comparisons of the historical operating performance of our business operations;

•	Facilitate management’s external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

•	Analyze and evaluate financial and strategic planning decisions regarding future operating investments;

•	Provide useful information to investors regarding financial and business trends related to our results of operations; and

•	Plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

We define EBITDA as earnings before non-controlling interest, interest, taxes, depreciation and amortization. Pro forma Adjusted EBITDA represents earnings on a pro forma basis before interest, taxes, depreciation and amortization, share-based compensation, acquisition and integration related costs (including integration-related employee compensation and related costs) and other non-recurring charges. We define adjusted net income as net income attributable to RCS Capital (using a 40% tax rate to illustrate the tax impact for comparative purposes) and adjusted to exclude acquisition related expenses and equity-based compensation and other items. We believe similarly titled measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA, Pro forma Adjusted EBITDA, pro forma Adjusted Net Income and other similar metrics when reporting their financial results. Our presentation of Pro forma Adjusted EBITDA and Pro forma Adjusted Net Income should not be construed to imply that our future results will be unaffected by unusual or nonrecurring items.

The non-GAAP measures have limitations as analytical tools, and you should not consider any of these measures in isolation or as a substitute for analyses of our income or cash flows as reported under GAAP.

Some of these limitations are:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and depreciation and amortization are non-cash expense items that are reflected in our statements of cash flows.

In addition, other companies in our industry may calculate these measures differently than we do, limiting their usefulness as a comparative measure. We compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP measures only for supplemental purposes. Please see our financial statements and the related notes thereto.

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